Exhibit 99.1

Crexendo Announces Second Quarter 2020 Results

PHOENIX, AZ—(Marketwired – August 10, 2020)

Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates, today reported financial results for the second quarter ended June 30, 2020.

Second Quarter Financial highlights:

●
UCaaS service revenue increased 16% year-over-year to $3.5 million.
●
GAAP net income of $508,000 improved 50% year over year.
●
Non-GAAP net income of $660,000 improved 48% year over year.

Financial Results for the Second Quarter of 2020

Consolidated total revenue for the second quarter of 2020 increased 12% to $4.1 million compared to $3.6 million for the second quarter of 2019.

Consolidated service revenue for the second quarter of 2020 increased 15% to $3.6 million compared to $3.1 million for the second quarter of 2019.

●
Cloud Telecommunications Segment UCaaS service revenue for the second quarter of 2020 increased 16% to $3.5 million compared to $3.0 million for the second quarter of 2019.
●
Web Services Segment service revenue for the second quarter of 2020 decreased 18% to $136,000, compared to $165,000 for the second quarter of 2019.

Consolidated product revenue for the second quarter of 2020 decreased 4% to $449,000 compared to $467,000 for the second quarter of 2019.

Consolidated operating expenses for the second quarter of 2020 increased 8% to $3.5 million compared to $3.3 million for the second quarter of 2019.

The Company reported net income of $508,000 for the second quarter of 2020, or $0.03 per basic and diluted common share, compared to $338,000 or $0.02 per basic and diluted common share for the second quarter of 2019, an increase of 50% year over year.

Non-GAAP net income of $660,000 for the second quarter of 2020, or $0.04 per basic and diluted common share, compared to a non-GAAP net income of $447,000 or $0.03 per basic and diluted common share for the second quarter of 2019, an increase of 48% year over year.

EBITDA for the second quarter of 2020 increased to $568,000, compared to $362,000 for the second quarter of 2019. Adjusted EBITDA for the second quarter of 2020 increased to $704,000, compared to $457,000 for the second quarter of 2019.

Financial Results for the six months ended June 30, 2020

Consolidated total revenue for the six months ended June 30, 2020 increased 11% to $7.9 million compared to $7.1 million for the six months ended June 30, 2019.

Consolidated service revenue for the six months ended June 30, 2020 increased 15% to $7.1 million compared to $6.2 million for the six months ended June 30, 2019.

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Cloud Telecommunications Segment UCaaS service revenue for the six months ended June 30, 2020 increased 17% to $6.8 million compared to $5.8 million for the six months ended June 30, 2019.
●
Web Services Segment service revenue for the six months ended June 30, 2020 decreased 15% to $292,000, compared to $343,000 for the six months ended June 30, 2019.

Consolidated product revenue for the six months ended June 30, 2020 decreased 13% to $828,000 compared to $951,000 for the six months ended June 30, 2019.

Consolidated operating expenses for the six months ended June 30, 2020 increased 10% to $7.2 million compared to $6.5 million for the six months ended June 30, 2019.

The Company reported net income of $648,000 for the six months ended June 30, 2020, or $0.04 per basic and diluted common share, compared to $577,000 or $0.04 per basic and diluted common share for the six months ended June 30, 2019, an increase of 12% year over year.

Non-GAAP net income was $935,000 for the six months ended June 30, 2020, or $0.06 per basic and diluted common share, compared to a non-GAAP net income of $790,000 or $0.05 per basic and diluted common share for the six months ended June 30, 2019, an increase of 18% year over year.

EBITDA for the six months ended June 30, 2020 was $852,000 compared to $625,000 for the six months ended June 30, 2019. Adjusted EBITDA for the six months ended June 30, 2020 was $1.1 million compared to $811,000 for the six months ended June 30, 2019.

Total cash, cash equivalents, and restricted cash at June 30, 2020 was $5.1 million compared to $4.3 million at December 31, 2019.

Cash provided by operating activities for the six months ended June 30, 2020 of $91,000 compared to $495,000 for the six months ended June 30, 2019. Cash used for investing activities for six months ended June 30, 2020 of $704,000 compared to $42,000 for the six months ended June 30, 2019. Cash provided by financing activities for the six months ended June 30, 2020 of $1.4 million compared to $206,000 for the six months ended June 30, 2019.

Steven G. Mihaylo, Chief Executive Officer commented, “These are very strong results, and I am extremely proud of our entire team who worked very hard to achieve this. I am particularly pleased that with the current uncertainty, we managed to increase UCaaS service revenue for the second quarter 16% compared to the second quarter of 2019. Our GAAP net income improving 50% year over year with our GAAP profit of $0.03 per basic and diluted common share is also highly impressive. Our products and services, which I am convinced are the best in the industry, were built to make moving communication patterns to alternate locations seamless, the current world situation shows that we built the Company the right way. We have built Crexendo to take advantage of the digital transformation that is now occurring. I believe the need for our services has never been greater and that we should benefit from the additional demand created by the pandemic for our products and services. We have methodically managed the business in steps, we first worked to build the best products and services; we then made sure we managed costs; we then worked to achieve Non-GAAP profitability followed by GAAP profitability. Those actions led to our being able to organically list on the Nasdaq exchange.”

Mihaylo added, "While we still face the headwinds of COVID-19, I believe they have been less of a factor this quarter than in the first quarter. We believe we have seen a decrease in Q2 from COVID related customer downgrades and business closures. Furthermore, we believe that the effect of our taking the “keep America Connected Pledge” is beginning to be less of a factor. We believe that most of our customers now have experience in swiftly relocating their service from an office to a remote location which has reduced customer service demand. While we are pleased with these results and metrics, we carefully monitor the COVID-19 situation and we are prepared to respond as necessary as well as adapt our offering to meet demands. I am convinced we will grow the business, and we have the ability to be on the forefront of the new digital transformation as customers adapt. We now believe that our stock is poised to enable us to add to our growth with accretive acquisitions. We will also continue to work to grow the business organically. Our entire team works every day to increase shareholder value.”

Doug Gaylor, President and Chief Operating Officer, stated, “I agree with Steve that these results are a testament to our team and our process. We are continuing to upgrade our marketing efforts, sales processes, and sales teams. These investments we trust will continue to fuel our results. The COVID-19 situation has shown how important and necessary the Crexendo Ride the Cloud® services are, and how important it is for legacy phone systems to move to the Cloud. Our system is the perfect solution for today’s world as shown by our recently being awarded the TMC Communications Solutions product of the year award. Our job is to capitalize on customer needs, and I am convinced we will continue to do that. We are running some very substantial promotions for new customers, and we can show you how moving to the Crexendo Cloud will improve your ability to communicate with your customers, add functionality and in most cases save a substantial amount of money.”

Conference Call The Company is hosting a conference call today, August 10, 2020 at 4:30 PM EST. The dial-in number for domestic participants is 844-369-8770 and 862-298-0840 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 4:30 PM EST and reference Crexendo. A replay of the call will be available until August 17, 2020 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 35625.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communications, UCaaS (Unified Communications as a Service), call center, collaboration services, and other cloud business services that are designed to provide enterprise-class cloud services to any size business at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) having very strong results and being extremely proud of the entire team; (ii) GAAP net income and GAAP profit of $0.03 per basic and diluted common share being highly impressive; (iii) products and services being the best in the industry and being built to make moving communication patterns to alternate locations seamless; (iv) having built the Company the right way;(v) built the Company to take advantage of the digital transformation that is now occurring (vi) belief the need for its services has never been greater; (vii) expecting that it should benefit from the additional demand created by the pandemic for its products and services; (viii) have methodically managing the business in steps and those actions having let to it organically listing on the Nasdaq exchange; (ix) still facing the headwinds of COVID-19 but believing they have been less of a factor this quarter than in the first quarter; (x) believing that it has seen a decrease in Q2 from COVID related customer downgrades and business closures; (xi) believing that the effect of the “keep America Connected Pledge” is beginning to be less of a factor; (xii) believing that most of its customers now have experience in swiftly relocating their service from an office to a remote location which has reduced customer service demand; (xiii) carefully monitoring the COVID-19 situation and being prepared to respond as necessary as well as adapt offering to meet demands; (xiv) being convinced it will grow the business;(xv) has the ability to be on the forefront of the new digital transformation as customers adapt (xvi) believing that its stock is poised to enable it to add to its growth with accretive acquisitions; (xvii) continuing to work to grow the business organically with its entire team working every day to increase shareholder value; (xviii) continuing to upgrade its marketing efforts, sales processes, and sales teams which will continue to fuel results; (ixx) believing that the Crexendo Ride the Cloud® services are necessary and it is important for legacy phone systems to move to the Cloud; (xx) system being the perfect solution for today’s world and (xxii) job is to capitalize on customer needs and being convinced it will continue to do that.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2019, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except par value and share data)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$4,989	$4,180
Restricted cash	100	100
Trade receivables, net of allowance for doubtful accounts of $43
as of June 30, 2020 and $14 as of December 31, 2019	567	380
Contract assets	46	22
Inventories	448	382
Equipment financing receivables	211	143
Contract costs	397	379
Prepaid expenses	322	141
Income tax receivable	-	4
Total current assets	7,080	5,731

Long-term trade receivables, net of allowance for doubtful accounts
of $0 as of June 30, 2020 and December 31, 2019	2	6
Long-term equipment financing receivables, net	748	561
Property and equipment, net	2,589	155
Operating lease right-of-use assets	1	51
Intangible assets, net	298	465
Goodwill	272	272
Contract costs, net of current portion	479	436
Other long-term assets	157	106
Total Assets	$11,626	$7,783

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$133	$86
Accrued expenses	1,387	1,754
Finance leases	31	30
Notes payable	1,070	-
Operating lease liabilities	-	50
Income tax payable	2	-
Contigent consideration	13	175
Contract liabilities	786	791
Total current liabilities	3,422	2,886

Contract liabilities, net of current portion	449	423
Finance leases, net of current portion	71	86
Notes payable, net of current portion	1,909	-
Operating lease liabilities, net of current portion	1	1
Total liabilities	5,852	3,396

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 15,100,264 shares issued and outstanding as of June 30, 2020 and 14,884,755 shares issued
and outstanding as of December 31, 2019	15	15
Additional paid-in capital	63,139	62,400
Accumulated deficit	(57,380)	(58,028)
Total stockholders' equity	5,774	4,387

Total Liabilities and Stockholders' Equity	$11,626	$7,783

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Service revenue	$3,605	$3,147	$7,093	$6,155
Product revenue	449	467	828	951
Total revenue	4,054	3,614	7,921	7,106

Operating expenses:
Cost of service revenue	908	874	1,878	1,751
Cost of product revenue	263	243	483	492
Selling and marketing	1,062	963	2,100	1,862
General and administrative	1,046	997	2,234	2,011
Research and development	244	197	514	409
Total operating expenses	3,523	3,274	7,209	6,525

Income from operations	531	340	712	581

Other income/(expense):
Interest income	1	2	2	3
Interest expense	(22)	(3)	(31)	(8)
Other income/(expense), net	1	3	(29)	8
Total other income/(expense), net	(20)	2	(58)	3

Income before income tax	511	342	654	584

Income tax provision	(3)	(4)	(6)	(7)

Net income	$508	$338	$648	$577

Earnings per common share:
Basic	$0.03	$0.02	$0.04	$0.04
Diluted	$0.03	$0.02	$0.04	$0.04

Weighted-average common shares outstanding:
Basic	15,023,929	14,462,722	14,964,138	14,428,694
Diluted	16,671,848	15,508,570	16,485,754	15,339,404

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$648	$577
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140	44
Share-based compensation	241	186
Changes in assets and liabilities:
Trade receivables	(183)	(95)
Contract assets	(24)	(6)
Equipment financing receivables	(255)	(206)
Inventories	(66)	(16)
Contract costs	(61)	(46)
Prepaid expenses	(181)	(77)
Income tax receivable	4	(6)
Other assets	(51)	14
Accounts payable and accrued expenses	(144)	10
Income tax payable	2	-
Contract liabilities	21	116
Net cash provided by operating activities	91	495

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(528)	(42)
Acquisition of customer relationship assets	(176)	-
Net cash used for investing activities	(704)	(42)

CASH FLOWS FROM FINANCING ACTIVITIES
Payment of contingent consideration	(41)	-
Repayments made on finance leases	(14)	(17)
Proceeds from notes payable	1,001	-
Repayments made on notes payable	(22)	(49)
Proceeds from exercise of options	498	272
Net cash provided by financing activities	1,422	206

NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	809	659

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE BEGINNING OF THE PERIOD	4,280	1,949

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT THE END OF THE PERIOD	$5,089	$2,608

Cash used during the year for:
Income taxes, net	$-	$(12)
Interest expense	$(31)	$(8)
Supplemental disclosure of non-cash investing and financing information:
Purchase of property and equipment with a note payable	$2,000	$-
Adjustment to intangible assets and contingent consideration of customer relationship asset acquisition	$(121)	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Cloud telecommunications	$3,918	$3,449	$7,629	$6,763
Web services	136	165	292	343
Consolidated revenue	4,054	3,614	7,921	7,106

Income from operations:
Cloud telecommunications	486	253	615	416
Web services	45	87	97	165
Total operating income	531	340	712	581
Other income/(expense), net:
Cloud telecommunications	(21)	(1)	(27)	(4)
Web services	1	3	(31)	7
Total other income/(expense), net	(20)	2	(58)	3
Income before income tax provision:
Cloud telecommunications	465	252	588	412
Web services	46	90	66	172
Income before income tax provision	$511	$342	$654	$584

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation and amortization of intangibles. We define EBITDA as U.S. GAAP net income before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 10, 2020 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

●
EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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they do not reflect changes in, or cash requirements for, our working capital needs;
●
they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
●
they do not reflect income taxes or the cash requirements for any tax payments;
●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
●
other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
U.S. GAAP net income	$508		$648	$577
Share-based compensation	136	95	241	186
Amortization of intangible assets	16	14	46	27
Non-GAAP net income	$660	$447	$935	$790

Non-GAAP earnings per common share:
Basic	$0.04	$0.03	$0.06	$0.05
Diluted	$0.04	$0.03	$0.06	$0.05

Weighted-average common shares outstanding:
Basic	15,023,929	14,462,722	14,964,138	14,428,694
Diluted	16,671,848	15,508,570	16,485,754	15,339,404

Reconciliation of U.S. GAAP Net Income to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(In thousands)		(In thousands)
U.S. GAAP net income	$508	$338	$648	$577
Depreciation and amortization	37	22	140	44
Interest expense	22	3	31	8
Interest and other expense/(income)	(2)	(5)	27	(11)
Income tax provision	3	4	6	7
EBITDA	568	362	852	625
Share-based compensation	136	95	241	186
Adjusted EBITDA	$704	$457	$1,093	$811